EXHIBIT 10.1

EXICURE, INC.

2015 EQUITY INCENTIVE PLAN

Adopted by Board: August 21, 2015

Approved by Stockholders: October 19, 2015

Termination Date: August 21, 2025

I.	INTRODUCTION

1.1    Purposes. The purposes of the Exicure, Inc. 2015 Equity Incentive Plan, effective August 21, 2015, as set forth herein (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining directors, officers, employees and other service providers and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2    Certain Definitions.

“Agreement” shall mean an electronic or written agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean Shares which are not subject to a Restriction Period or Performance Measures.

“Bonus Share Award” shall mean an award of Bonus Shares under this Plan.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board, or a subcommittee thereof, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Market or any other stock exchange on which Shares are then traded.

“Company” shall mean Exicure, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a Share as reported on the Nasdaq Global Market on the date as of which such value is being determined or, if Shares are not listed on the Nasdaq Global Market, the closing transaction price of a Share on the principal national stock exchange on which Shares are traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Shares are not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase Shares that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Director” shall have the meaning set forth in Section 5.8(b)(iii).

“Initial Public Offering” shall mean the initial public offering of the Company registered on Form S-1 (or any successor form under the Securities Act of 1933, as amended).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Option” shall mean an option to purchase Shares which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Share Award, of the Shares subject to such award, or, in the case of a Restricted Share Unit Award or Performance Unit Award, to the holder’s receipt of the Shares subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance- based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall be, one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: the attainment by a Share of a specified Fair Market Value for a specified period of time; earnings per share; return to stockholders (including dividends); return on assets; return on equity; earnings of the Company before or after taxes and/or interest; revenues; expenses; market share; cash flow or cost reduction goals; interest expense; return on investment; return on investment capital; return on operating costs; economic value created; operating margin; gross margin; the achievement of annual operating profit plans; net income; earnings before interest, depreciation and/or amortization; operating earnings after interest expense and before incentives, and/or extraordinary or special items; operating earnings; net cash provided by operations; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, days sales outstanding goals, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing. Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. The applicable performance measures may be applied on a pre- or post-tax basis and may be adjusted in accordance with Section 162(m) of the Code to include or exclude objectively determinable components of any performance measure, including, without limitation, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, unless such action would cause a grant to a covered employee to fail to qualify as qualified performance-based compensation under Section 162(m) of the Code, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. With respect to participants who are not “covered employees” within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an award may be paid following a Performance Period, the performance goals may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein. Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time; provided, however, that to the extent such goals relate to awards to “covered employees” within the meaning of Section 162(m) of the Code that are payable following the transition period described in Treasury regulation 1.162(m)-27(f), such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing “qualified performance-based compensation.”

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof and to the extent set forth in the applicable award Agreement, Shares having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Restricted Shares” shall mean Shares which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Award” shall mean an award of Restricted Shares under this Plan.

“Restricted Share Unit” shall mean a right to receive one Share or, in lieu thereof and to the extent set forth in the applicable award Agreement, the Fair Market Value of such Share in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Share Unit Award” shall mean an award of Restricted Share Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Shares subject to a Restricted Share Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Share Unit Award shall remain in effect.

“SAR” shall mean a share appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Share” shall mean a share of the Common Stock, $0.00001 par value per share, of the Company, and all rights appurtenant thereto.

“Share Award” shall mean a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, Shares (which may be Restricted Shares) or, to the extent provided in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one Share on the date of exercise over the base price of such SAR, multiplied by the number of Shares subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase Shares in the form of Incentive Stock Options or Nonqualified Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Share Awards in the form of Bonus Shares, Restricted Shares or Restricted Share Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of Shares, the number of SARs, the number of Restricted Share Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Shares or Restricted Share Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding award shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer and President or such other executive officer as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the President and Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the President and Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer and President or any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and President and any other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation or By-Laws, each as may be amended from time to time) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

1.4    Eligibility. Participants in this Plan shall consist of such officers, Non-Employee Directors, employees, consultants, agents and independent contractors, and persons expected to become officers, Non-Employee Directors, employees, consultants, agents, and independent contractors of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. For purposes of this Plan and except as otherwise provided for in an Agreement, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during any periods during which such participant is on an approved leave of absence.

1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, 9,806,006 Shares shall be available for awards under this Plan, other than Substitute Awards. The number of Shares that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of Shares which become subject to outstanding options, outstanding Free-Standing SARs and outstanding Share Awards and delivered upon the settlement of Performance Units. As of the first day of each calendar year beginning on or after January 1, 2017, the number of Shares available for all awards under the Plan, other than Incentive Stock Options, shall automatically increase by 4% of the number of Shares that are issued and outstanding as of such date, unless the Committee approves an increase of a lesser percentage prior to such date. To the extent that Shares subject to an outstanding option, SAR, Share Award or other award granted under the Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related tandem SAR or Shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such Shares shall again be available under this Plan, other than for grants of Incentive Stock Options. Subject to the limit set forth above and to adjustment as provided in Section 5.7, the aggregate maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options will be 9,806,006 Shares.

Notwithstanding anything in this Section 1.5 to the contrary, Shares subject to an award under this Plan may not be made available for issuance under this Plan if such shares are: (i) shares that were subject to a Share-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by the Company to pay withholding taxes related to an award under this Plan, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

The number of Shares for awards under this Plan shall not be reduced by (i) the number of Shares subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares to be delivered under this Plan shall be made available from authorized and unissued Shares, or authorized and issued Shares reacquired and held as treasury shares or otherwise or a combination thereof.

1.6    Per Person Limits. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of Shares with respect to which options or SARs, or a combination thereof, may be granted during any fiscal year of the Company to any person shall be 1,417,867 Shares, subject to adjustment as provided in Section 5.7, (ii) the maximum number of Shares with respect to which Share Awards subject to Performance Measures or Performance Units denominated in Common Stock that may granted during any fiscal year of the Company to any person shall be 1,417,867 Shares, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned by any person with respect to Performance Units denominated in cash granted during any fiscal year of the Company to any person shall be $3,000,000 million; provided, however, that each of the per person limits set forth in this sentence shall be multiplied by two for awards granted to a participant in the year in which such participant’s employment with the Company commences. The aggregate grant date fair value of Shares that may be granted during any fiscal year of the Company to any Non-Employee Director shall not exceed $600,000; provided, however, that (i) the limit set forth in this sentence shall be $1,200,000 in the year in which a Non-Employee Director commences service on the Board and (ii) the limits set forth in this sentence shall not apply to awards made pursuant to an election to receive the award in lieu of all or a portion of fees received for service on the Board or any committee thereunder.

II.	OPTIONS AND SHARE APPRECIATION RIGHTS

2.1    Options. The Committee may, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of Shares and Purchase Price. The number of Shares subject to an option and the purchase price per Share purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per Share shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per Share of the Shares subject to such option may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)    Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole Shares. Prior to the exercise of an option, the holder of such option shall have no rights as a stockholder of the Company with respect to the Shares subject to such option.

(c)    Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No Shares shall be issued and no certificate representing Shares shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Share Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)    Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per Share of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per Share of the Shares subject to such SAR may be less than 100% of the Fair Market Value per Share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)    Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and no Free- Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole Shares and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Shares, a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Shares shall have such rights of a stockholder of the Company as determined pursuant to Section 3.3(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the Shares subject to such SAR.

(c)    Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No Shares shall be issued and no certificate representing Shares shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4    Repricing of Options and SARs. The Committee, in its sole discretion and without the approval of the stockholders of the Company, may amend or replace any previously granted option or SAR in a transaction that constitutes a repricing within the meaning of the rules of the Nasdaq Global Market or any other stock exchange on which Shares are then traded.

III.	SHARE AWARDS

3.1    Share Awards. The Committee may, in its discretion, grant Share Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Share Award shall specify whether the Share Award is a Bonus Share Award, Restricted Share Award or Restricted Share Unit Award.

3.2    Terms of Bonus Share Awards. The number of Shares subject to a Bonus Share Award shall be determined by the Committee. Bonus Share Awards shall not be subject to any Restriction Periods or Performance Measures. Upon the grant of a Bonus Share Award, subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

3.3    Terms of Restricted Share Awards. Restricted Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the Shares subject to such award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Share Issuance. During the Restriction Period, the Restricted Shares shall be held by a custodian in book entry form with restrictions on such Shares duly noted or, alternatively, a certificate or certificates representing a Restricted Share Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Share Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the Shares subject to the Restricted Share Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any Shares that are held in book entry form, and all certificates evidencing ownership of the requisite number of Shares shall be delivered to the holder of such award.

(d)    Rights with Respect to Restricted Share Awards. Unless otherwise set forth in the Agreement relating to a Restricted Share Award, and subject to the terms and conditions of a Restricted Share Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Shares; provided, however, that (i) a distribution with respect to Shares, other than a regular cash dividend, and (ii) a regular cash dividend with respect to Shares that are subject to performance-based vesting conditions, in each case, shall be deposited with the Company and shall be subject to the same restrictions as the Shares with respect to which such distribution was made.

3.4    Terms of Restricted Share Unit Awards. Restricted Share Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Shares and Other Terms. The number of Shares subject to a Restricted Share Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Share Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Restricted Share Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Share Unit Award (i) if the holder of such award remains continuously in the employment or service of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the Shares subject to such award (x) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)    Settlement of Vested Restricted Share Unit Awards. The Agreement relating to a Restricted Share Unit Award shall specify (i) whether such award may be settled in Shares or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of Shares subject to such award. Any dividend equivalents with respect to Restricted Share Units that are subject to performance-based vesting conditions shall be subject to the same restrictions as such Restricted Share Units. Prior to the settlement of a Restricted Share Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the Shares subject to such award.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Share Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV.	PERFORMANCE UNIT AWARDS

4.1    Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)    Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b)    Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)    Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in Shares (including shares of Restricted Shares) or cash or a combination thereof. If a Performance Unit Award is settled in Restricted Shares, such Restricted Shares shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Shares shall be issued in accordance with Section 3.3(c) and the holder of such Restricted Shares shall have such rights as a stockholder of the Company as determined pursuant to Section 3.3(d). Any dividends or dividend equivalents with respect to a Performance Unit Award shall be subject to the same restrictions as such Performance Unit Award. Prior to the settlement of a Performance Unit Award in Shares, including Restricted Shares, the holder of such award shall have no rights as a stockholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award (i) upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V.	GENERAL

5.1    Effective Date and Term of Plan. This Plan will become effective upon its adoption by the Board, provided that it must be approved by a majority of the outstanding securities entitled to vote within 12 months before or after the date of such adoption. Unless terminated earlier by the Board, this Plan shall terminate on the tenth anniversary of the date it is adopted by the Board or approved by the Company’s stockholders, whichever is earlier. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination. Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan.

5.2    Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Market or any other stock exchange on which Shares are then traded; provided, however, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, either executed by the recipient or accepted by the recipient by electronic means approved by the Company within the time period specified by the Company. Upon such execution or execution and electronic acceptance, and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any Shares or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole Shares which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole Shares which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option and except as may be prohibited by applicable law, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing Shares delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Unit Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price and in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8    Change in Control.

(a)    Subject to the terms of the applicable award Agreement, in the event of a Change in Control, the Board (as constituted prior to such Change in Control) may, in its discretion:

(i)	provide that (A) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment or service, (B) the Restriction Period applicable to some or all outstanding Restricted Share Awards and Restricted Share Unit Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment or service, (C) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target or any other level;

(ii)	require that shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, be substituted for some or all of the Shares subject to an outstanding award, with an appropriate and equitable adjustment to such award as shall be determined by the Board in accordance with Section 5.7; and/or

(iii)	require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (i) in the case of an option or an SAR, the number of Shares then subject to the portion of such option or SAR surrendered multiplied by the excess, if any, of the Fair Market Value of a Share as of the date of the Change in Control, over the purchase price or base price per Share subject to such option or SAR, (ii) in the case of a Share Award, the number of Shares then subject to the portion of such award surrendered multiplied by the Fair Market Value of a Share as of the date of the Change in Control, and (iii) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered; (B) shares of the corporation or other entity resulting from such Change in Control, or a parent thereof, having a fair market value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b)    A “Change in Control” of the Company shall be deemed to have occurred upon the occurrence of any of the following events:

(i)    The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding Shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of all or substantially all directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of Shares and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding Shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

(ii)    The consummation of a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of Shares and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation;

(iii)    During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iv)    a complete liquidation or dissolution of the Company or of the sale or other disposition of all or substantially all of the assets of the Company.

In no event shall a Change in Control include the Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of the Initial Public Offering.

5.9    Deferrals. The Committee may determine that the delivery of Shares or the payment of cash, or a combination thereof, upon the exercise or settlement of all or a portion of any award (other than awards of Incentive Stock Options, Nonqualified Options and SARs) made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such Shares or equity security.

5.12    Designation of Beneficiary. A holder of an award may file with the Committee a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Committee.

Each beneficiary designation shall become effective only when filed in writing with the Committee during the holder’s lifetime on a form prescribed by the Committee. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding option and SAR hereunder held by such holder, to the extent exercisable, may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14    Non-U.S. Service Providers. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees or service providers.

5.15    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or Shares delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

EXICURE, INC.

2015 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date set forth on the signature page hereto by and between Exicure, Inc., a Delaware corporation (the “Company”), and [    ] (“Participant”). Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Exicure, Inc. 2015 Equity Incentive Plan attached hereto as Exhibit A (the “Plan”).

I.	NOTICE OF STOCK OPTION GRANT

Participant has been granted an option to purchase Common Stock, subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant:
Address:

Grant Number:
Grant Date:
Vesting Commencement Date:
Exercise Price per Share:
Number of Shares Subject to Option:
Total Exercise Price:
Type of Option:	ISO	NSO	Term/Expiration
Date:			, or earlier as provided
in the Plan or this Agreement

Vesting Schedule; Accelerated Vesting:

This Option shall become vested and exercisable, in whole or in part, according to the following vesting schedule:

Termination Period:

This Option shall be exercisable for three months after Participant ceases to be a service provider, unless such termination is due to Participant’s death or disability, in which case this Option shall be exercisable for 12 months after Participant ceases to be a service provider. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above, and this Option may be subject to earlier termination as provided in the Plan.

II.	AGREEMENT

1.    Grant of Option. In consideration of the services to be rendered by Participant to the Company or any Affiliate and subject to the terms and conditions of the Plan and this Agreement, the Administrator hereby grants to Participant an option (this “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant in Part I of this Agreement, at the Exercise Price per Share set forth in the Notice of Stock Option Grant in Part I of this Agreement (the “Exercise Price”).

If designated as an ISO in the Notice of Stock Option Grant in Part I of this Agreement, this Option is intended to qualify as an Incentive Stock Option; provided, however, that, to the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options. Further, if for any reason this Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, this Option (or portion thereof) shall be regarded as a Nonstatutory Stock Option. In no event shall the Administrator, the Company or any Affiliate, or any of their respective employees or directors, have any liability to Participant (or any other Person) due to the failure of this Option (or portion thereof) to qualify for any reason as an Incentive Stock Option.

2.    Exercise of Option.

(a)    Right to Exercise. This Option shall be exercisable during its term in accordance with (i) the Vesting Schedule set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) the applicable provisions of the Plan and this Agreement. This Option may not be exercised for a fraction of a Share.

(b)    Method of Exercise. This Option shall be exercisable by delivery of an option exercise notice in the form attached hereto as Exhibit B (the “Option Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise this Option, the whole number of Shares with respect to which this Option is being exercised, and such other representations and agreements as may be required by the Company. If someone other than Participant exercises this Option, as permitted by the Plan, then such Person must submit documentation reasonably acceptable to the Company verifying that such Person has the legal right to exercise this Option. The Option Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Option Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

3.    Participant’s Representations. If the Common Stock has not been registered under the Securities Act at the time this Option is exercised, Participant shall concurrently with the exercise of all or any portion of this Option, if required by the Company, deliver to the Company Participant’s Investment Representation Statement in the form attached hereto as Exhibit C.

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4.    Lock-Up Period. Participant will not, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a Form S-1 (excluding a registration relating solely to employee benefit plans on Form S-1) or Form S-3 and ending on the date specified by the Company and the underwriter(s) (such period not to exceed 180 days in the case of the Company’s IPO or 90 days in the case of any registration other than the Company’s IPO, or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) (or any successor provisions or amendments thereto), as applicable), (A) sell, dispose of, make any short sale of, offer, hypothecate, pledge, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, lend or otherwise transfer or encumber, directly or indirectly, any Shares or other securities convertible into or exercisable or exchangeable (directly or indirectly) for shares of Common Stock (whether such Shares or other securities are then held by Participant or thereafter acquired) (such Shares and other securities, the “Lock-Up Shares”) or (B) enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares. The foregoing provisions of this Section II.4 shall not prevent the exercise of any repurchase option in favor of the Company or apply to the sale of any Lock-Up Shares to an underwriter pursuant to an underwriting agreement or to the Transfer (as defined in Section II.7) of any Lock-Up Shares by Participant to any trust for the direct or indirect benefit of Participant or an Immediate Family Member (as defined in the Option Exercise Notice) of Participant (provided that the trustee of the trust agrees, in writing, to be bound by the restrictions set forth herein and provided further that any such Transfer (as defined in Section II.7) does not involve a disposition for value). Participant shall execute such documents as may be reasonably requested by the Company or the underwriters in connection with any registered offering described in this Section II.4 and that are consistent with this Section II.4 or necessary to give further effect thereto.

5.    Method of Payment. To the extent permitted by Applicable Laws, payment of the aggregate Exercise Price as to all exercised Shares shall be by any of the following methods, or a combination thereof, at Participant’s election:

(a)    cash;

(b)    check;

(c)    surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise and (ii) must be owned by Participant free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the Administrator’s sole discretion, will not result in any adverse accounting consequences to the Company; or

(d)    consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan.

Any fraction of a Share which would be required to pay such aggregate Exercise Price shall be disregarded, and the remaining amount due shall be paid in cash by Participant.

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6.    Restrictions on Exercise. This Option may not be exercised unless the issuance of Shares upon such exercise, or the method of payment of consideration for such Shares, complies with Applicable Laws. Assuming such compliance, Shares shall be considered transferred to Participant, for income tax purposes, on the date on which this Option is exercised with respect to such Shares.

7.    Non-Transferability of Option. This Option (or, prior to exercise, the Shares subject to this Option) may not be sold, pledged, assigned, hypothecated or otherwise transferred in any manner, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b), respectively, of the Exchange Act), whether by operation of law or otherwise (“Transfer”), other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of Participant, only by Participant. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

8.    Term of Option. This Option may be exercised only (i) within the term set out in the Notice of Stock Option Grant in Part I of this Agreement and (ii) in accordance with the terms and conditions of the Plan and this Agreement.

9.    Tax Obligations.

(a)    Tax Withholding. Participant agrees to make appropriate arrangements satisfactory to the Company to pay or provide for the satisfaction of all federal, state, local, foreign and other taxes (including Participant’s FICA obligation) required to be withheld with respect to the exercise of this Option. Participant acknowledges and agrees that the Company may refuse to honor the exercise of this Option, and refuse to deliver the Shares, if such withholding amounts are not delivered by Participant at the time of exercise.

(b)    Notice of Disqualifying Disposition of ISO Shares. If this Option is an Incentive Stock Option, and if Participant makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of the Shares acquired upon exercise of this Option within two years from the Grant Date set out in the Notice of Stock Option Grant in Part I of this Agreement or within one year after issuance of the Shares acquired upon exercise of this Option, then Participant shall immediately notify the Company in writing as to the occurrence of, and the price realized upon, such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant.

(c)    Section 409A of the Code. Under Section 409A of the Code, an Option that was granted with a per Share exercise price that is determined by the U.S. Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of this Option, (ii) an additional 20% federal income tax, (iii) potential penalty and interest charges, and (iv) additional state income, penalty and interest tax to Participant (collectively, “409A Penalties”). Participant acknowledges that the Company cannot guarantee, and has not guaranteed, that the IRS will agree, in a later examination, that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant. Participant agrees that, if the IRS determines that this Option is a “discount option,” Participant shall be solely responsible for Participant’s costs related to such a determination, including any 409A Penalties.

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10.    General Provisions.

(a)    Power and Authority. Participant hereby represents to the Company that (i) Participant has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Participant’s obligations hereunder, (ii) the execution, delivery and performance of this Agreement by Participant does not conflict with, constitute a breach of or violate any arrangement, understanding or agreement to which Participant is a party or by which Participant is bound, and (iii) this Agreement has been duly and validly executed and delivered by Participant and constitutes the legal, valid and binding obligation of Participant, enforceable against Participant in accordance with its terms.

(b)    Survival. The representations, warranties, covenants and agreements made in or pursuant to this Agreement shall survive the execution and delivery hereof and shall not be affected by any investigation made by or on behalf of any party hereto.

(c)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict-of-law principles.

(d)    Entire Agreement. This Agreement, together with the attached Exhibits, sets forth the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, discussions, representations and warranties, both written and oral, between the parties hereto, including any representations made during any interviews or relocation negotiations, with respect to such subject matter. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

(e)    Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) one business day after being deposited with an overnight courier service (costs prepaid), (iii)    when sent by facsimile or e-mail if sent during normal business hours and on the next business day if sent after normal business hours, in each case with confirmation of transmission by the transmitting equipment, or (iv) when received or rejected by the addressee, if sent by certified mail, return receipt requested, postage prepaid, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the persons designated (by name or title) on the signature page hereto, as applicable, or to such other address, facsimile number, e-mail address or person as such party may designate by a notice delivered to the other party hereto.

(f)    Successors and Assigns; Transfers. The Company may assign this Agreement, and its rights and obligations hereunder, in whole or in part, to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, sale of assets or stock or otherwise). Except as set forth herein, (x) neither this Agreement nor any rights, duties and obligations hereunder shall be assigned, transferred, delegated or sublicensed by Participant without the Company’s prior written consent and (y) any attempt by Participant to assign, transfer, delegate or sublicense this Agreement or any rights, duties or obligations hereunder, without the

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Company’s prior written consent, shall be void. Subject to any restrictions on transfer set forth herein, this Agreement shall be binding upon, and enforceable against, (i) the Company and its successors and assigns and (ii) Participant and his or her heirs, executors, successors, assigns, administrators and other legal representatives. Except as set forth herein, any transfer in violation of any restriction upon transfer contained in any provision hereof shall be void, unless such restriction is waived in accordance with the terms hereof.

(g)    Modification and Waiver. This Agreement may not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each party hereto. Any term or provision hereof may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver or extension shall be validly and sufficiently authorized for the purposes hereof if, as to any party, it is authorized in writing by an authorized representative of such party. The failure or delay of any party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach hereof shall be held to constitute a waiver of any other or subsequent breach.

(h)    Further Assurances. Participant shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may reasonably be necessary or desirable in the view of the Company to carry out the purposes or intent hereof, including the applicable Exhibits attached hereto.

(i)    Severability. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

(j)    Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, (iii) the words “herein,” “hereof,” “hereby,” “hereto,” “hereunder” and words of similar import refer to this Agreement as a whole, and (iv) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding.” Unless the context otherwise requires, references herein: (A) to a Section or an Exhibit mean a Section or an Exhibit of, or attached to, this Agreement; (B) to agreements, instruments and other documents shall be deemed to include all subsequent amendments, supplements and other modifications thereto; (C) to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; (D) to any Person includes such Person’s successors and assigns, but, if applicable, only if such successors and assigns are not prohibited by this Agreement; and (E) to any gender includes each other gender. The Exhibits attached hereto shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein. The titles, captions and headings herein are for convenience of reference only and shall not affect the meaning or interpretation hereof. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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(k)    Counterparts. This Agreement may be executed in counterparts, each of which shall be considered an original, but all of which, when taken together, shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each party hereto and delivered to the other party hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement. The exchange of copies of this Agreement and of signature pages hereto by facsimile transmission or e-mail shall constitute effective execution and delivery of this Agreement and may be used in lieu of the original Agreement for all purposes. Signatures transmitted by facsimile or e-mail shall be deemed to be original signatures for all purposes.

(l)    Service Relationship At Will. Participant acknowledges and agrees that the vesting of this Option pursuant hereto is earned only by his or her continuing service as a service provider at will (and not through the act of being hired, being granted this Option or acquiring Shares hereunder). Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereby and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the right of either the Company or Participant to terminate Participant’s relationship as a service provider at any time, with or without cause or notice.

(m)    Third Party Beneficiary Rights. No provisions hereof are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee of any party hereto or any other Person, unless specifically provided otherwise herein; provided, however, that Section II.4 is intended to benefit the underwriters for any registered offering described in Section II.4, and such underwriters shall have the right, power and authority to enforce the provisions of Section II.4 as though they were parties hereto.

(n)    Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, reincorporation, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Administrator will appropriately adjust the number, class and price of Shares subject to this Option, and, if applicable, with such adjustment to be made in accordance with Section 25102(o) of the California Corporations Code (to the extent the Company is relying upon the exemption afforded thereby with respect thereto) and Section 409A of the Code.

(o)    No Impact on Other Benefits. The value of this Option is not part of Participant’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(p)    Acceptance. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement (including all Exhibits attached hereto). Participant has reviewed, and fully understands all provisions of, the

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Plan and this Agreement in their entirety (including all Exhibits attached hereto) and has had an opportunity to obtain the advice of his or her own legal counsel, tax advisors and other advisors prior to executing this Agreement. Any questions or disputes regarding the interpretation of the Plan or this Agreement (including all Exhibits attached hereto), or arising hereunder or thereunder, shall be submitted by the Company or Participant to the Administrator, and Participant hereby agrees to accept as final, binding and conclusive all decisions, determinations and interpretations of the Administrator upon any such questions or disputes.

(q)    Equitable Relief. In the event of a breach or threatened breach by Participant of any provision hereof, Participant hereby consents and agrees that the Company may seek, in addition to other available remedies, injunctive or other equitable relief from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Participant understands that any breach or threatened breach of this Agreement will cause irreparable injury and that money damages will not provide an adequate remedy therefor, and Participant hereby consents to the issuance of an injunction or other equitable relief. The aforementioned equitable relief shall be in addition to, and not in lieu of, legal remedies, monetary damages or other available forms of relief.

(signature page follows)

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IN WITNESS WHEREOF, the undersigned have executed this Stock Option Agreement as of             , 20    .

COMPANY

Exicure, Inc.

By:
Name:	David A. Giljohann, Ph.D.
Title:	Chief Executive Officer

Notice Address:	8045 Lamon Avenue, Suite 410
Skokie, IL 60077

Facsimile:
E-mail:

Attention:	David A. Giljohann

PARTICIPANT

Notice Address:

Facsimile:
E-mail:
Attention:

Exhibits:

A – 2015 Equity Incentive Plan
B – Option Exercise Notice
C – Investment Representation Statement

[Signature Page to Stock Option Agreement]

EXHIBIT A

EXICURE, INC.

2015 EQUITY INCENTIVE PLAN

EXHIBIT B

OPTION EXERCISE NOTICE

Exicure, Inc.

8045 Lamon Avenue, Suite 410

Skokie, IL 60077

Attention: Secretary

1.    Exercise of Option. Effective as of today,                     , the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase                  shares (the “Exercised Shares”) of the common stock of Exicure, Inc., a Delaware corporation (the “Company”), under and pursuant to the Company’s 2015 Equity Incentive Plan (the “Plan”) and that certain Stock Option Agreement made and entered into as of                      by and between the Company and Participant (the “Option Agreement”).

2.    Delivery of Payment. Participant herewith delivers to the Company the full exercise price of the Exercised Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3.    Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide, and be bound, by their terms and conditions.

4.    Rights as Stockholder. Until the issuance of the Exercised Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or other distributions or any other rights as a stockholder shall exist with respect to the Exercised Shares, notwithstanding the exercise of the Option. The Exercised Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or distribution or other right for which the record date is prior to the date of issuance, except as provided in Section 13 of the Plan.

5.    Company’s Right of First Refusal. Before any Exercised Shares (or any beneficial interest therein) may be Transferred by Participant or any subsequent transferee (each, a “Holder”), such Holder must first offer such Exercised Shares to the Company and/or its assignee(s) as follows:

(a)    Notice of Proposed Transfer. The Holder shall deliver to the Company a written notice pursuant to Section II.10(e) of the Option Agreement (a “Transfer Notice”) stating: (i) the Holder’s bona fide intention to Transfer the Exercised Shares; (ii) the name and address of the proposed transferee; (iii) the number of Exercised Shares to be Transferred to the proposed transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to Transfer the Exercised Shares; and (v) that, by delivering the Transfer Notice, the Holder offers all such Exercised Shares to the Company and/or its assignee(s) pursuant to this Section 5 and on the same terms described in the Transfer Notice.

(b)    Exercise of Right of First Refusal. At any time within 30 days after receipt of a Transfer Notice, the Company and/or its assignee(s) may, by giving written notice pursuant to Section II.10(e) of the Option Agreement (the “Exercise Notice”) to the Holder, elect to purchase any or all of the Exercised Shares proposed to be Transferred to the proposed transferee, at the purchase price determined in accordance with Section 5(c).

(c)    Purchase Price. The per share purchase price for any Exercised Shares purchased by the Company and/or its assignee(s) under this Section 5 (the “Company Shares”) shall be the per share price listed in the applicable Transfer Notice. If the price listed in such Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in its sole discretion.

(d)    Payment. Payment of the purchase price for any Company Shares shall be made, at the option of the Company and/or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company and/or its assignee(s), or by any combination thereof, in any such case within ten days after delivery to the Holder of the applicable Exercise Notice and, at such time, if the Company Shares are certificated shares, the Holder shall deliver to the Company and/or its assignee(s) the certificate(s) representing the Company Shares, each certificate to be properly endorsed for transfer.

(e)    Holder’s Right to Transfer. If the Company and/or its assignee(s) elects to purchase less than all of the Exercised Shares proposed in a Transfer Notice to be Transferred to a given proposed transferee, then the Holder (x) may Transfer to the proposed transferee any of such Exercised Shares that the Company and/or its assignee(s) elected not to purchase (the “Non-Company Shares”); provided, however, that: (i) the Transfer is made only on the terms provided for in the applicable Transfer Notice, with the exception of the purchase price, which may be either the price listed in such Transfer Notice or any higher price; (ii) the Transfer is consummated within 60 days after the date the applicable Transfer Notice was delivered to the Company; (iii) the Transfer is effected in accordance with any applicable securities laws and, if requested (in writing) by the Company, the Holder shall have delivered a written opinion of counsel acceptable to the Company to that effect; and (iv) the proposed transferee agrees in writing to receive and hold the Non-Company Shares so Transferred subject to all of the provisions hereof (including this Section 5) and of the Option Agreement (including Section II.4 thereof), and there shall be no further Transfer of any Exercised Shares except in accordance with this Section 5, and (y) shall, in accordance with the other provisions of this Section 5, sell to the Company and/or its assignee(s) the portion of such Exercised Shares that the Company and/or its assignee(s) has elected to purchase. If any Non-Company Shares are not Transferred to the proposed transferee within the period provided in clause (ii) above, then, before any such shares may be Transferred, a new Transfer Notice shall be given to the Company, and the Company and/or its assignee(s) shall again be offered the right of first refusal described in this Section 5.

(f)    Exception for Certain Family Transfers. Notwithstanding anything to the contrary contained elsewhere in this Section 5, the Transfer of any or all of the Exercised Shares during the Holder’s lifetime, or on the Holder’s death by will or intestacy, to the Holder’s spouse (or former spouse) or domestic partner, child or stepchild, grandchild, parent, stepparent, sibling, father-in-law, mother-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, grandparent, niece or nephew, including adoptive relationships (each such person, an “Immediate

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Family Member”), or to a trust or other similar estate planning vehicle for the benefit of the Holder or any such Immediate Family Member, shall be exempt from the provisions of this Section 5; provided, however, that, in each such case, the transferee agrees in writing to receive and hold the Exercised Shares so Transferred subject to all of the provisions hereof (including this Section 5) and of the Option Agreement (including Section II.4 thereof), and there shall be no further Transfer of such Exercised Shares except in accordance with this Section 5; provided, further, that, without the Company’s prior written consent, which may be withheld in its sole discretion, no more than three Transfers may be made pursuant to this Section 5(f), including all Transfers by the Holder and all Transfers by any transferee. For purposes hereof, a person shall be deemed to be a “domestic partner” of another person if the two persons (i) reside in the same residence and plan to do so indefinitely, (ii) have resided together for at least one year, (iii) are each at least 18 years of age and mentally competent to consent to contract, (iv) are not blood relatives closer than would prohibit legal marriage in the state in which they reside, (v) are financially interdependent, as demonstrated to the Company’s reasonable satisfaction, and (vi) have each been the sole spousal equivalent of the other for the year prior to the Transfer and plan to remain so indefinitely; provided, however, that a person shall not be deemed to be a “domestic partner” if he or she is married to another person or has any other spousal equivalent.

(g)    Termination of Right of First Refusal. The right of first refusal contained in this Section 5 shall terminate as to all Exercised Shares upon the earlier of: (i) the closing date of the first sale of the Common Stock to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the Securities Act; and (ii) the closing date of a Change in Control pursuant to which the holders of the outstanding voting securities of the Company receive securities of a class registered pursuant to Section 12 of the Exchange Act.

6.    Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Exercised Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Exercised Shares and that Participant is not relying on the Company for any tax advice.

7.    Restrictive Legends and Stop-Transfer Orders.

(a)    Legends. Participant understands and agrees that the Company shall cause the legends set forth below, or substantially equivalent legends, to be placed upon any certificate(s) evidencing ownership of the Exercised Shares, together with any other legends that may be required by the Company or by applicable federal or state securities laws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN

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EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL AND A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN AGREEMENTS BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ON TRANSFER, RIGHT OF FIRST REFUSAL AND LOCK-UP PERIOD ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

(b)    Stop-Transfer Notices. In order to ensure compliance with the restrictions referred to herein and in the Option Agreement, including the provisions of Section II.4 of the Option Agreement, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)    Refusal to Transfer. The Company shall not be required to transfer on its books any Exercised Shares that have been Transferred in violation of any provision hereof or to treat as owner of such Exercised Shares, or otherwise to accord voting or dividend rights to, any purchaser or other transferee to whom such Exercised Shares shall have been so Transferred. Any attempt to Transfer Exercised Shares in violation hereof shall be null and void and shall be disregarded by the Company.

8.    Consent to Notices by Electronic Transmission. Upon becoming a stockholder of the Company and without limiting the manner by which notice otherwise may be given effectively to Participant, Participant hereby consents in accordance with Section 232 of the Delaware General Corporation Law to stockholder notices given by the Company to Participant by any of the following forms of electronic transmission: (i) by facsimile telecommunications to the facsimile number set forth on the signature page to the Option Agreement or to such other facsimile number as Participant may designate by a written notice delivered to the Company; (ii) by electronic mail to the e-mail address set forth on the signature page to the Option Agreement or to such other e-mail address as Participant may designate by a written notice delivered to the Company; (iii) by a posting on an electronic network together with separate notice to Participant of such specific posting; and (iv) by any other form of electronic transmission when directed to Participant.

9.    Capitalized Terms. Unless otherwise defined herein, capitalized terms used herein shall have the same defined meanings as set forth in the Plan or, if not defined therein, in the Option Agreement.

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10.    Governing Law; Severability. This Option Exercise Notice shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict-of-law principles. Should any provision contained herein be held as invalid, illegal or unenforceable, such holding shall not affect the validity of the remainder of this Option Exercise Notice, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth herein.

Submitted by:	Accepted by:

PARTICIPANT	COMPANY

Signature	By:
	Name:	David Giljohann, Ph.D.
	Title:	Chief Executive Officer

Date Received:

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EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	[ ] (“Participant”)
COMPANY	:	Exicure, Inc. (the “Company”)
SECURITY	:	COMMON STOCK
AMOUNT	:	shares (the “Shares”)
DATE	:

Unless otherwise defined in this Investment Representation Statement (this “Statement”), capitalized terms used herein shall have the same defined meanings as set forth in Exicure, Inc. 2015 Equity Incentive Plan or, if not defined therein, in that certain Stock Option Agreement made and entered into as of                    by and between the Company and Participant.

In connection with Participant’s purchase of the Shares, Participant hereby makes the following representations to the Company:

1.    Investment Intent. Participant is purchasing the Shares solely for investment for his or her own account, not as a nominee or agent, and not with a view to the resale or distribution (within the meaning of the Securities Act) of any part thereof, except to the extent Participant intends to hold the Shares jointly with his or her spouse. Participant has no present intention of selling, transferring, granting any participation in, or otherwise distributing any Shares. Participant does not have, with respect to any of the Shares, any contract or other arrangement with any Person to sell, transfer, grant participations or otherwise distribute the same to such Person or to any third Person. Participant’s investment intent is not limited to Participant’s present intention to hold the Shares for the minimum capital gains period specified under any applicable tax law, for a deferred sale, for a specified increase or decrease in the market price of the Shares or for any other fixed period in the future.

2.    Participant is Informed About the Company. Participant is sufficiently aware of the Company’s business affairs and financial condition, and has acquired sufficient information he or she considers necessary or appropriate, to make an informed and knowledgeable investment decision with respect to the Shares.

3.    Participant Can Protect Participant’s Own Interests. Participant can properly evaluate the merits and risks of an investment in the Shares and can protect his or her own interests in this regard, whether by reason of Participant’s own business and financial expertise, the business and financial expertise of certain professional advisors unaffiliated with the Company (and not compensated by the Company, directly or indirectly) with whom Participant has consulted, or Participant’s preexisting business or personal relationship with the Company or any of its directors, officers or controlling persons. Participant acknowledges that the purchase of the Shares involves an extremely high degree of risk and that the Company’s future prospects are uncertain. Participant is able, without materially impairing his or her financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his or her entire investment. Participant’s purchase of the Shares was not accomplished by a general solicitation or general advertising.

4.    Participant Knows the Shares are Restricted Securities. Participant understands that the Shares are “restricted securities” under applicable federal and state securities laws inasmuch as they have not been (i) registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed in this Statement (or (ii) registered or qualified in any state in which they are offered. In this regard, Participant further understands and agrees that: (i) Participant must hold the Shares indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available; (ii) the Company has no obligation to register or qualify Shares for resale; and (iii) the certificate(s) evidencing the Shares, if certificated, will be imprinted with a legend which prohibits the transfer of the Shares unless the Shares are registered under the Securities Act and applicable state securities laws or such registration is not required in the written opinion of counsel for the Company.

5.    Participant is Familiar With Rule 701 and Rule 144. Participant is familiar with Rule 701 and Rule 144, each promulgated under the Securities Act (“Rule 701” and “Rule 144”, respectively), which in some circumstances permit limited public resales of “restricted securities” like the Shares acquired from an issuer in a non-public offering. Rule 701 provides that if the issuer of the Shares qualifies under Rule 701 at the time of grant of the option to purchase the Shares (the “Option”), the exercise of the Option will be exempt from registration under the Securities Act. If the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, 90 days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including, in the case of affiliates, (i) the availability of certain current public information about the Company, (ii) the amount of Shares being sold during any three-month period not exceeding specified limitations, (iii) the sale being made in an unsolicited “broker’s transaction,” transactions directly with a “market maker” or “riskless principal transactions,” as those terms are defined under the Exchange Act, and (iv) the timely filing of a notice of proposed sale on Form 144, if applicable. If the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require, among other things, (i) the availability of certain current public information about the Company, (ii) the resale occurring more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Shares, and (iii) in the case of the sale of Shares by an affiliate, the satisfaction of the conditions set forth in clauses (ii), (iii) and (iv) of the preceding sentence. Participant understands that (x) current public information about the Company is not now available, and the Company has no present plans to make such information available, (y) the requirements of Rule 144 may never be met and the Shares may never be saleable under Rule 144, and (z) at the time Participant wishes to sell the Shares, there may be no public market for the Company’s stock upon which to make such a sale or the current public information requirements of Rule 144 may not be satisfied, any of which may preclude Participant from selling the Shares under Rule 144 even if the relevant holding period has been satisfied.

6.    Participant Knows that Participant is Subject to Further Restrictions on Resale. Participant understands that, if Rule 701 or Rule 144 is not available, any future proposed disposition of any of the Shares will not be possible without prior registration under the Securities Act or compliance with some other registration exemption (which may or may not be available).

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Participant understands that, although Rule 701 and Rule 144 are not exclusive, the Staff of the U.S. Securities and Exchange Commission has stated that Persons proposing to sell private placement securities other than in a registered offering or pursuant to Rule 701 or Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such Persons and their respective brokers who participate in such transactions do so at their own risk.

7.    Address. The address of Participant’s principal residence is set forth on the signature page of this Statement. Participant shall promptly inform the Company, in writing, of any change in Participant’s principal residence.

By signing below, Participant acknowledges Participant’s agreement with each of the statements contained in this Statement as of the date first set forth above and Participant’s intent for the Company to rely on such statements in issuing the Shares to Participant.

Participant’s Address:
Participant’s Signature

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